                                                                     EXHIBIT 4.3

                    ____% NOTES/DEBENTURES DUE _____________

                          SECURITIES RESOLUTION NO. __

                                       OF

                         WISCONSIN ENERGY CORPORATION

     The actions described below are taken by the Board (as defined in the Indenture referred to below) of WISCONSIN ENERGY CORPORATION (the "Company") or by an Officer or committee of Officers pursuant to Board delegation, pursuant to resolutions adopted by the Board of Directors of the Company as of _____________ ___, _______, resolutions adopted by the Finance Committee of the Board of Directors as of __________________, _________ and Section 2.01 of the Indenture dated as of March 15, 1999 (the "Indenture") between the Company and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as trustee. Terms used herein and not defined have the same meaning as in the Indenture.

     RESOLVED, that a new series of Securities is authorized as follows:

     1. The title of the series is ____% Notes/Debentures due ____________ ("____% Debentures").

     2. The form of the ____% Notes/Debentures shall be substantially in the form of Exhibit 1 hereto.

     3.  The ____% Notes/Debentures shall have the terms set forth in Exhibit 1.

     4. The ____% Notes/Debentures shall have such other terms as are set forth in Exhibit 2 hereto.

     5. The ____% Notes/Debentures shall be sold to the underwriter(s) named in the Prospectus Supplement dated ___________, ____ on the following terms:

          Price to Public:  ______%
          Underwriting Discount:  _____%
          Closing Date:  __________, ____

     This Securities Resolution shall be effective as of ___________, ____.

                                   EXHIBIT 1

No. _____________                                               $_____________

                         WISCONSIN ENERGY CORPORATION
                    _____% Notes/Debentures due ___________

     WISCONSIN ENERGY CORPORATION


promises to pay to ______________________________________________


or registered assigns
the principal sum of ____________________________________________ Dollars
on ______________

Interest Payment Dates: ____________ and ____________

Record Dates:           _____________________________

                                             Dated:

BANK ONE TRUST COMPANY,                      WISCONSIN ENERGY CORPORATION
NATIONAL ASSOCIATION
Transfer Agent and Paying Agent
                                             by______________________________
                                               [Title of Authorized Officer]

Authenticated:

BANK ONE TRUST COMPANY,                      (CORPORATE SEAL)
NATIONAL ASSOCIATION
Registrar, by

________________________________             ________________________________
Authorized Signature                         Secretary/Assistant Secretary

                         WISCONSIN ENERGY CORPORATION
                     ____% Notes/Debentures due ___________

1.   Interest.

     Wisconsin Energy Corporation (the "Company"), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on ______ and __________ of each year commencing ___________, ____. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ________, _____. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

     The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   Securities Agents.

     Initially, Bank One Trust Company, National Association (successor to The First National Bank of Chicago) will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.   Indenture.

     The Company issued the securities of this series (the "Securities") under an Indenture dated as of March 15, 1999 (the "Indenture") between the Company and Bank One Trust Company, National Association (successor to The First National Bank of Chicago) (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb).

     Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5.   Redemption.

     [The Securities will not be redeemable prior to maturity.] or [Description of redemption provisions.]

6.   Denominations, Transfer, Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.   Persons Deemed Owners.

     The registered holder of a Security may be treated as its owner for all purposes.

8.   Amendments and Waivers.

     Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

     Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

9.   Restrictive Covenants.
     The Securities are unsecured general obligations of the Company limited to $___________ principal amount. The Indenture does not limit other unsecured debt.

10.  Successors.

     When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.  Defeasance Prior to Redemption or Maturity.

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

12.  Defaults and Remedies.

     An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.  Trustee Dealings with Company.

     Bank One Trust Company, National Association (successor to The First National Bank of Chicago), the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication.

     This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors
     Act), and U/T/M/A (=Uniform Transfers to Minors Act).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to:

     Corporate Secretary, Wisconsin Energy Corporation, 231 West Michigan Street, P.O. Box 2949, Milwaukee, WI 53201.

                                                                       EXHIBIT 2
                            _____% Notes/Debentures

                               Supplemental Terms

     In addition to the terms set forth in Exhibit 1 to Securities Resolution No. 1, the _____% Debentures shall have the following terms:

     Section 1. Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following is an additional definition applicable to the _____% Notes/Debentures:

     "Depositary" means, with respect to the _____% Notes/Debentures issued as a global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

     Section 2.  Securities Issuable as Global Securities.

     (a) The ____% Notes/Debentures shall be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this
Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     (b) If at any time (i) the Depositary with respect to the ____% Notes/Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for the ____% Notes/Debentures shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in
Section 2.07 of the Indenture.

     (c) The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to Section 2.07 of the Indenture if (i) a Default or Event of Default shall have occurred and be continuing with respect to the ____% Notes/Debentures or (ii) the Company determines that the _____% Notes/Debentures shall no longer be represented by global
Securities.

     (d) In any exchange provided for in the preceding paragraphs (b) or (c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

     (e) The ____% Notes/Debentures will trade in the Depositary's Same-Day Funds Settlement System. All payments of principal and interest on global Securities will be made by the Company in immediately available funds.

                             OFFICERS' CERTIFICATE
                                  RELATING TO
                          SECURITIES RESOLUTION NO.__
                                      OF
                         WISCONSIN ENERGY CORPORATION



     The undersigned, as Officers of Wisconsin Energy Corporation (the "Company"), do hereby certify that the foregoing is a true and correct copy of Securities Resolution No. __, relating to the Indenture between the Company and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as trustee (the "Indenture"), which has been duly adopted by the Board (as defined in the Indenture) of the Company or by an Officer or a committee of Officers pursuant to the authorized delegation of the Board on the ___ day of _______; and that said resolution has not been rescinded and remains in full force and effect. Capitalized terms used but not defined herein have the meanings given such terms in the Indenture.

     IN WITNESS WHEREOF, this Officers' Certificate has been duly executed on this __ day of ____________.




                             By: ________________________
                                 Name:
                                 Title:


                             By: ________________________
                                 Name:
                                 Title: